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Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of Hilltop Holdings Inc. of our report dated March 3, 2014 relating to the financial statements of Hilltop Holdings Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
October 14, 2014

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  Exhibit 23.5